BCB Bancorp, Inc., Announces Quarterly Earnings

BAYONNE, N.J. - October 24, 2008 - BCB Bancorp, Inc., Bayonne, NJ (NASDAQ: BCBP) announced a quarterly loss of $1.25 million for the three months ended September 30, 2008 as compared to net income of $1.03 million for the three months ended September 30, 2007. Basic and diluted earnings per share were $(0.27) and $(0.27) per share respectively for the three months ended September 30, 2008, as compared to $0.22 and $0.21 per share respectively for the three months ended September 30, 2007.

The net loss for the three months ended September 30, 2008 is the result of an other than temporary impairment (OTTI) charge of $2.8 million on a $3.0 million investment in Federal National Mortgage Association (FNMA) preferred stock. A tax benefit of $1.1 million on the impairment charge will be recognized in the fourth quarter of 2008 as a result of the Emergency Economic Stabilization Act of 2008, which was enacted in October 2008. Exclusive of the OTTI charge, net income would have increased by $477,000 or 46.3% to $1.51 million for the three months ended September 30, 2008 from $1.03 million for the three months ended September 30, 2007. Basic and diluted earnings per share would have been $0.32 and $0.32 respectively for the three months ended September 30, 2008 as compared to $0.22 and $0.21 per share respectively for the three months ended September 30, 2007.

The Company further reported net income of $1.3 million for the nine months ended September 30, 2008, as compared to $3.4 million for the nine months ended September 30, 2007. The results for the nine months ended September 30, 2008 reflect the impact of the OTTI charge discussed above. Basic and diluted earnings per share were $0.29 and $0.28 respectively for the nine months ended September 30, 2008 as compared to $0.70 and $0.68 per share respectively for the nine months ended September 30, 2007.

Exclusive of the OTTI charge, net income would have increased by $667,000 or 19.5% to $4.1 million for the nine months ended September 30, 2008 from $3.4 million for the nine months ended September 30, 2007. Basic and diluted earnings per share would have been $0.88 and $0.87 respectively for the nine months ended September 30, 2008 as compared to $0.70 and $0.68 per share respectively for the nine months ended September 30, 2007.

Total assets increased by $19.0 million or 3.4% to $582.5 million at September 30, 2008 from $563.5 million at December 31, 2007. Total cash and cash equivalents decreased by $4.1 million or 34.7% to $7.7 million at September 30, 2008 from $11.8 million at December 31, 2007. Loans receivable increased by $35.5 million or 9.7% to $400.2 million at September 30, 2008 from $364.7 million at December 31, 2007. Investment securities held-to-maturity decreased by $12.6 million or 7.6% to $152.4 million at September 30, 2008 from $165.0 million at December 31, 2007. Deposits increased by $4.7 million or 1.2% to $403.5 million at September 30, 2008 from $398.8 million at December 31, 2007. Stockholders' equity decreased by $453,000 to $48.1 million at September 30, 2008 from $48.5 million at December 31, 2007. The decrease in stockholders' equity is primarily attributable to the payment of three quarterly cash dividends totaling $1.3 million as well as $1.0 million paid to repurchase

67,341 shares of common stock and a $170,000 decrease in the market value of our available-for-sale securities portfolio, net of tax, partially offset by net income of the Company of $1.3 million for the nine months ended September 30, 2008 and $622,000 from 69,278 shares issued from stock option exercises as well as a $112,000 tax benefit from the exercise of those stock options. At September 30, 2008 the Bank's Tier 1, Tier 1 Risk-Based and Total Risk Based Capital Ratios were 8.83%, 12.92% and 14.14% respectively.

Net income decreased by $2.28 million to a net loss of $1.25 million for the three months ended September 30, 2008 from net income of $1.03 million for the three months ended September 30, 2007. The decrease in net income was due to primarily to an OTTI charge on two securities in our securities available-for-sale portfolio, an increase in provision for loan losses, a decrease in non-interest income and an increase in income tax expense, partially offset by an increase in net interest income and a decrease in non-interest expense. The Company recorded an OTTI charge of $2.8 million on its $3.0 million investment in FNMA preferred stock during the current quarter. The OTTI charge resulted from a significant decline in the market value of these securities following the announcement by the Federal Housing Finance Agency (FHFA) that FNMA would be placed under conservatorship. Additionally, the FHFA eliminated the payment of dividends on common stock and preferred stock and assumed the powers of the Board and management of FNMA. Based on these factors, the Company evaluated the impairment as other than temporary. Given a lack of eligible capital gain for federal and state income tax purposes to offset capital losses at September 30, 2008, no tax benefit was recognized for the OTTI charge. A tax benefit of $1.1 million on the OTTI charge will be recognized in the fourth quarter of 2008 as a result of the Emergency Economic Stabilization Act of 2008 enacted in October 2008 which allows entities to treat losses on these securities as ordinary losses for tax purposes.

Net interest income increased by $855,000 or 19.6% to $5.2 million for the three months ended September 30, 2008 from $4.4 million for the three months ended September 30, 2007. This increase in net interest income resulted primarily from an increase of $23.6 million or 4.3% in the average balance of interest earning assets to $569.3 million for the three months ended September 30, 2008 from $545.7 million for the three months ended September 30, 2007, partially offset by a slight decrease in the average yield on interest earning assets to 6.54% for the three months ended September 30, 2008 from 6.56% for the three months ended September 30, 2007. The average balance of interest bearing liabilities increased by $28.0 million or 6.0% to $495.7 million for the three months ended September 30, 2008 from $467.7 million for the three months ended September 30, 2007 and the average cost of interest bearing liabilities decreased by 62 basis points to 3.30% for the three months ended September 30, 2008 from 3.92% for the three months ended September 30, 2007. As a consequence, our net interest margin increased to 3.67% for the three months ended September 30, 2008 from 3.20% for the three months ended September 30, 2007.

Net income decreased by $2.1 million to $1.3 million for the nine months ended September 30, 2008 from $3.4 million for the nine months ended September 30, 2007. The decrease in net income was due to primarily to an OTTI charge on two securities in our securities available-for-sale portfolio, an increase in provision for loan losses, a decrease in non-interest income, an increase in non-interest expense and an increase in income tax expense, partially offset by an increase in net interest income. The Company recorded an OTTI charge of $2.8 million on a $3.0 million investment in FNMA preferred stock as discussed previously. Net interest income increased by $2.02 million or 15.9% to $14.76 million for the nine months ended September 30, 2008 from $12.74 million for the nine months ended September 30, 2007. The increase in net interest income resulted primarily from an increase of $43.0 million or 8.3% in the average balance of interest earning assets to $560.7 million for the nine months ended September 30, 2008 from $517.7 million for the nine months ended September 30, 2007 while the average yield on interest earning assets remained static at 6.51% for the respective nine month time periods ended September 30, 2008 and 2007. The average balance of interest bearing liabilities increased by $45.9 million or 10.4% to $487.0 million for the nine months ended September 30, 2008 from $441.1 million for the nine months ended September 30, 2007, while the average cost of interest bearing liabilities decreased to 3.45% for the nine months ended September 30, 2008 from 3.79% for the nine months ended September 30, 2007. As a consequence, our net interest margin increased to 3.51% for the nine months ended September 30, 2008 from 3.28% for the nine months ended September 30, 2007.

Donald Mindiak President & CEO commented that, "exclusive of the OTTI charge recorded during the third quarter, the Company had our most profitable quarter ever from an operational perspective. Net income, exclusive of Other Than Temporary Impairment charges for the three and nine month periods, increased by 46.3% and 19.6%, respectively. Concurrently, our basic earnings per share, exclusive of Other Than Temporary Impairment charges likewise increased for the three and nine month time periods by 45.5% and 25.7% respectively. It was this level of performance operationally, which, earlier this month, prompted our Board of Directors to increase our quarterly cash dividend by 20% to $0.12 per common share from $0.10 per common share."

"As loan balances have continued to grow consistent with what our capital levels and business opportunities permit, we remain mindful of closely monitoring our asset quality and as appropriate, increasing provision balances as we continue to manage our business through this dynamic and challenging environment. We are pleased that our operational performance has been achieved while we are able to increase our provisions for potential loan losses, thereby improving our ability to weather the severe economic downturn."

"We remain committed stewards of our shareholders' capital and will strive to research and implement initiatives whose benefit will ultimately inure to our shareholders."

BCB Community Bank presently operates four offices, three located in Bayonne, and one located in Hoboken, New Jersey.

Forward-looking Statements and Associated Risk Factors

This release, like many written and oral communications presented by BCB Bancorp, Inc., and our authorized officers, may contain certain forward-looking statements regarding our prospective performance and strategies within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions and describe future plans, strategies, and expectations of the Company, are generally identified by use of words "anticipate," "believe," "estimate," "expect," "intend," "plan," "project," "seek," "strive," "try," or future or conditional verbs such as "could," "may," "should," "will," "would," or similar expressions. Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from anticipated results.

There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in our forward-looking statements. These factors include, but are not limited to: general economic conditions and trends, either nationally or in some or all of the areas in which we and our customers conduct our respective businesses; conditions in the securities markets or the banking industry; changes in interest rates, which may affect our net income, prepayment penalties and other future cash flows, or the market value of our assets; changes in deposit flows, and in the demand for deposit, loan, and investment products and other financial services in the markets we serve; changes in the financial or operating performance of our customers' businesses; changes in real estate values, which could impact the quality of the assets securing the loans in our portfolio; changes in the quality or composition of our loan or investment portfolios; changes in competitive pressures among financial institutions or from non-financial institutions; changes in our customer base; potential exposure to unknown or contingent liabilities of companies targeted for acquisition; our ability to retain key members of management; our timely development of new lines of business and competitive products or services in a changing environment, and the acceptance of such products or services by our customers; any interruption or breach of security resulting in failures or disruptions in customer account management, general ledger, deposit, loan or other systems; any interruption in customer service due to circumstances beyond our control; the outcome of pending or threatened litigation, or of other matters before regulatory agencies, or of matters resulting from regulatory exams, whether currently existing or commencing in the future; environmental conditions that exist or may exist on properties owned by, leased by, or mortgaged to the Company; changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; changes in legislation, regulation, and policies, including, but not limited to, those pertaining to banking, securities, tax, environmental protection, and insurance, and the ability to comply with such changes in a timely manner; changes in accounting principles, policies, practices, or guidelines; operational issues stemming from, and/or capital spending necessitated by, the potential need to adapt to industry changes in information technology systems, on which we are highly dependent; the ability to keep pace with, and implement on a timely basis, technological changes; changes in the monetary and fiscal policies of the U.S. Government, including policies of the U.S. Treasury and the Federal Reserve Board; war or terrorist activities; and other economic, competitive, governmental, regulatory, and geopolitical factors affecting our operations, pricing and services.

It also should be noted that the Company occasionally evaluates opportunities to expand through acquisition and may conduct due diligence activities in connection with such opportunities. As a result, acquisition discussions and, in some cases, negotiations, may take place in the future, and acquisitions involving cash, debt, or equity securities may occur. Furthermore, the timing and occurrence or non-occurrence of these events may be subject to circumstances beyond the Company's control.

Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Except as required by applicable law or regulation, the Company undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

Questions regarding the content of this release should be directed to either Donald Mindiak, President & CEO, or Thomas Coughlin, COO & Principal Accounting Officer at 201-823-0700.

                        BCB BANCORP INC. AND SUBSIDIARIES
                Consolidated Statements of Financial Condition at
                    September 30, 2008 and December 31, 2007
                                   (Unaudited)
                      (in thousands except for share data )

                                                                            At                      At
                                                                        30-Sep-08               31-Dec-07

ASSETS

Cash and amounts due from depository institutions                          $  2,927              $  2,970
Interest-earning deposits                                                     4,821                 8,810
                                                                           --------              --------
   Total cash and cash equivalents                                            7,748                11,780
                                                                           --------              --------
Securities available for sale                                                 1,016                 2,056
Securities held to maturity, fair value $151,592 and $165,660
   respectively                                                             152,406               165,017
Loans held for sale                                                           1,310                 2,132
Loans receivable, net of allowance for loan losses of $4,854 and
   $4,065 respectively                                                      400,150               364,654
Premises and equipment                                                        5,682                 5,929
Federal Home Loan Bank of New York stock                                      6,299                 5,560
Interest receivable, net                                                      3,597                 3,776
Other real estate owned                                                       1,435                   287
Deferred income taxes                                                         1,782                 1,352
Other assets                                                                  1,062                   934
                                                                           --------              --------
    Total assets                                                           $582,487              $563,477
                                                                           ========              ========
LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Non-interest bearing deposits                                              $ 32,317              $ 35,897
Interest bearing deposits                                                   371,163               362,922
                                                                           --------              --------
  Total deposits                                                            403,480               398,819
Short-term Borrowings                                                        14,500                     -
Long-term Debt                                                              114,124               114,124
Other Liabilities                                                             2,326                 2,024
                                                                           --------              --------
    Total Liabilities                                                       534,430               514,967

STOCKHOLDERS' EQUITY
Common stock, stated value $0.06
10,000,000 shares authorized; 5,148,136 and
5,078,858 shares respectively, issued                                           329                   325
Additional paid-in capital                                                   46,525                45,795
Treasury stock, at cost, 507,992 and 440,651 shares,
respectively                                                                 (8,394)               (7,385)
Retained Earnings                                                             9,741                 9,749
Accumulated other comprehensive income (loss)                                  (144)                   26
                                                                           --------              --------
    Total stockholders' equity                                               48,057                48,510
                                                                           --------              --------
     Total liabilities and stockholders' equity                            $582,487              $563,477
                                                                           ========              ========

     See accompanying notes to consolidated financial statements.

                        BCB BANCORP INC. AND SUBSIDIARIES
                    Consolidated Statements of Income (Loss)
                       For the three and nine months ended
                           September 30, 2008 and 2007
                                   (Unaudited)
                    ( in thousands except for per share data)

                      Three Months Ended Nine Months Ended


                                                                      September 30,                   September 30,
                                                           -------------------------------    -----------------------------
                                                               2008              2007             2008             2007
                                                           -------------------------------    -----------------------------

Interest income:
  Loans ............................................             $ 6,949          $ 6,271         $ 20,217        $ 17,903
  Securities .......................................               2,348            2,353            6,968           6,459
  Other interest-earning assets ....................                   7              323              188             926
     Total interest income .........................               9,304            8,947           27,373          25,288

Interest expense:
  Deposits:
     Demand ........................................                 247              271              789             674
     Savings and club ..............................                 337              442            1,036           1,442
     Certificates of deposit .......................               2,209            2,641            6,950           7,498
                                                                   2,793            3,354            8,775           9,614

     Borrowed money ................................               1,294            1,231            3,834           2,934

       Total interest expense ......................               4,087            4,585           12,609          12,548

Net interest income ................................               5,217            4,362           14,764          12,740
Provision for loan losses ..........................                 300              200              850             200

Net interest income after provision for loan losses .              4,917            4,162           13,914          12,540

Non-interest income:
   Fees and service charges .........................                165              146              470             436
   Gain on sales of loans originated for sale .......                 15              108              115             358
   Gain on sale of securities .......................                  -                -                -               -
   Other than temporary write-down on security ......             (2,756)               -           (2,756)              -
   Other ............................................                  7                7               23              21
      Total non-interest income .....................             (2,569)             261           (2,148)            815

Non-interest expense:
   Salaries and employee benefits ...................              1,368            1,463            4,121           4,264
   Occupancy expense of premises ....................                281              268              806             748
   Equipment ........................................                511              487            1,513           1,425
   Advertising ......................................                 59               73              181             268
   Other ............................................                488              486            1,452           1,268
      Total non-interest expense ....................              2,707            2,777            8,073           7,973

Income (Loss) before income tax provision ...........               (359)           1,646            3,693           5,382
Income tax provision ................................                890              616            2,362           1,962

Net Income (Loss) ...................................           $ (1,249)         $ 1,030          $ 1,331         $ 3,420

Net Income (Loss) per common share
           basic ....................................            $ (0.27)          $ 0.22           $ 0.29          $ 0.70
           diluted ..................................            $ (0.27)          $ 0.21           $ 0.28          $ 0.68

Weighted average number of common shares outstanding-
           basic ....................................              4,640            4,743            4,620           4,866
           diluted ..................................              4,714            4,862            4,708           4,993


   See accompanying notes to consolidated financial statements.